Exhibit 28(a)(2)

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18.32 Investment Trust

AGREEMENT AND DECLARATION OF TRUST

SEPTEMBER 1, 2026

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18.32 Investment Trust

AGREEMENT AND DECLARATION OF TRUST

TABLE OF CONTENTS

ARTICLE I NAME AND DEFINITIONS		1
Section 1.1.	Name and Principal Office	1
Section 1.2.	Definitions	1
(a)	“Trust”	1
(b)	“Trustees”	1
(c)	“Shares”	1
(d)	“Series”	1
(e)	“Class”	1
(f)	“Shareholder”	2
(g)	“1940 Act”	2
(h)	“Commission”	2
(i)	“Declaration of Trust”	2
(j)	“By-Laws”	2
(k)	“Person”	2
(l)	“Principal Underwriter”	2
(m)	“Trust Property”	2
(a)	“Authorized Participant”	2
(b)	“Creation Unit”	2

ARTICLE II PURPOSE OF TRUST		2

ARTICLE III THE TRUSTEES		2
Section 3.1.	Number, Designation, Election, Term, etc.	2
(a)	Current Trustees	2
(b)	Number	2
(c)	Term	3
(d)	Resignation and Retirement	3
(e)	Removal	3
(f)	Vacancies	3
(g)	Effect of Death, Resignation, etc.	3
(h)	No Accounting	3
Section 3.2.	Powers of Trustees	4
(a)	Investments	4
(b)	Disposition of Assets	4
(c)	Ownership Powers	4
(d)	Subscription	4
(e)	Form of Holding	4

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(f)	Reorganization, etc.	5
(g)	Voting Trusts, etc.	5
(h)	Compromise	5
(i)	Partnerships, etc.	5
(j)	Borrowing and Security	5
(k)	Guarantees, etc.	5
(l)	Insurance	5
(m)	Pensions, etc.	5
Section 3.3.	Certain Contracts	6
(a)	Advisory	6
(b)	Administration	6
(c)	Distribution	6
(d)	Custodian and Depository	6
(e)	Transfer and Dividend Disbursing Agency	6
(f)	Shareholder Servicing	6
(g)	Accounting	6
Section 3.4.	Payment of Trust Expenses and Compensation of Trustees	7
Section 3.5.	Ownership of Assets of the Trust	7

ARTICLE IV SHARES		7
Section 4.1.	Description of Shares	7
Section 4.2.	Establishment and Designation of Series or Classes	9
(a)	Assets Belonging to Series	9
(b)	Liabilities Belonging to Series	9
(c)	Dividends	10
(d)	Liquidation	10
(e)	Voting	11
(f)	Redemption by Shareholder	11
(g)	Redemption by Trust	11
(h)	Net Asset Value	11
(i)	Transfer	12
(j)	Fractions	12
(k)	Exchange Privilege	12
(l)	Combination of Series	12
(m)	Elimination of Series	12
Section 4.3.	Ownership of Shares	12
Section 4.4.	Investments in the Trust	12
Section 4.6.	No Preemptive Rights	12
Section 4.7.	Status of Shares and Limitation of Personal Liability	13

ARTICLE V SHAREHOLDERS’ VOTING POWERS AND MEETINGS		13
Section 5.1.	Voting Powers	13
Section 5.2.	Meetings	13
Section 5.3.	Record Dates	13
Section 5.4.	Quorum and Required Vote	14
Section 5.5.	Action by Written Consent	14
Section 5.6.	Inspection of Records	14
Section 5.7.	Additional Provisions	14

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18.32 Investment Trust

AGREEMENT AND DECLARATION OF TRUST

This AGREEMENT AND DECLARATION OF TRUST is made this 1st day of September, 2026, by the Trustees hereunder, and by the holders of Shares of beneficial interest to be issued hereunder as hereinafter provided.

WITNESSETH:

WHEREAS, this Trust is formed to carry on the business of an investment company registered under the Investment Company Act of 1940; and

WHEREAS, the Trust is organized as a Delaware statutory trust pursuant to the Delaware Statutory Trust Act of 2002 (12 Del. C. § 3801, et seq.), as from time to time amended and including any successor statute of similar import (the “DSTA”); and

WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Delaware statutory trust in accordance with the provisions of the DSTA, and the provisions hereinafter set forth;

WHEREAS, the Trust intends to register as an investment company under the Investment Company Act of 1940, as amended.

NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets which they may from time to time acquire in any manner as Trustees hereunder in trust to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth.

ARTICLE I

NAME AND DEFINITIONS

Section 1.1. Name and Principal Office. This Trust shall be known as “18.32 Investment Trust” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Section 1.2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a) “Trust” refers to the Delaware statutory trust established by this Declaration of Trust, as amended from time to time;

(b) “Trustees” refers to the Trustee or Trustees of the Trust, as expressly named herein or elected in accordance with Article III;

(c) “Shares” refers to the transferable units of interest into which the beneficial interest in the Trust, shall be divided from time to time, including the shares of any and all Series or Classes which may be established by the Trustees, and includes fractions of Shares as well as whole Shares;

(d) “Series” refers to Series of Shares established and designated under or in accordance with the provisions of Article IV;

(e) “Class” refers to a class or sub-series of any Series of Shares established and designated under and in accordance with the provisions of Article IV;

(f) “Shareholder” means a record owner of Shares;

(g) The “1940 Act” refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

(h) “Commission” shall have the meaning given it in the 1940 Act;

(i) “Declaration of Trust” shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;

(j) “By-Laws” shall mean the By-Laws of the Trust as amended from time to time;

(k) “Person” shall mean a natural Person, partnership, limited partnership, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity;

(l) “Principal Underwriter” shall have the meaning given it in the 1940 Act;

(m) “Trust Property” shall mean any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or one or more of any Series;

(a) “Authorized Participant” shall mean a member or participant of a clearing agency registered with the Commission, which has a written agreement with the Trust or a Series or one of their service providers that allows the Authorized Participant to place orders for the purchase and redemption of Creation Units; and

(b) “Creation Unit” shall have the meaning set forth in Section 4.1 of this Declaration of Trust;

ARTICLE II

PURPOSE OF TRUST

The purpose of the Trust is to conduct, operate and carry on the business of an investment company registered under the 1940 Act through one or more Series (including exchange-traded funds) investing primarily in securities.

ARTICLE III

THE TRUSTEES

Section 3.1. Number, Designation, Election, Term, etc.

(a) Current Trustees. The initial Trustee of the Trust as of the date of this Declaration of Trust is Gary Anderson.

(b) Number. The Trustees serving as such may increase or decrease the number of Trustees to a number other than the number theretofore determined; provided, however, that the number of Trustees subsequent to any sale of Shares pursuant to a public offering shall not be less than three. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to Section 3.1(e).

(c) Term. Each Trustee shall serve as a Trustee during the lifetime of the Trust and until its termination as hereinafter provided or until such Trustee sooner dies, resigns, retires or is removed. The Trustees may elect their own successors and may, pursuant to Section 3.1(f) hereof, appoint Trustees to fill vacancies; provided that, immediately after filling a vacancy, at least two-thirds of the Trustees then holding office shall have been elected to such office by the Shareholders at an annual or special meeting. If at any time less than a majority of the Trustees then holding office were so elected, the Trustees shall forthwith cause to be held as promptly as possible, and in any event within 60 days, a meeting of Shareholders for the purpose of electing Trustees to fill any existing vacancies.

(d) Resignation and Retirement. Any Trustee may resign his trust or retire as a Trustee, by written instrument signed by the Trustee and delivered to the other Trustees or to any officer of the Trust, and such resignation or retirement shall take effect upon such delivery or upon such later date as is specified in such instrument.

(e) Removal. Any Trustee may be removed with or without cause at any time: (i) by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date upon which such removal shall become effective, (ii) by vote of the Shareholders holding not less than two-thirds of the Shares then outstanding (the “Outstanding Shares”), cast in Person or by proxy at any meeting called for the purpose, or (iii) by a declaration in writing signed by Shareholders holding not less than two-thirds of the Shares then outstanding and filed with the Trust’s custodian.

(f) Vacancies. Any vacancy or anticipated vacancy resulting from any reason, including without limitation, the death, resignation, retirement, removal or incapacity of any of the Trustees, or resulting from an increase in the number of Trustees by the Trustees, may be filled either by a majority of the remaining Trustees through the appointment in writing of such other Person as such remaining Trustees in their discretion shall determine, unless a shareholder election is required by the 1940 Act, or by the election by the Shareholders, at a meeting called for that purpose. Such appointment or election shall be effective upon the written acceptance of the Person named therein to serve as a Trustee and agreement by such Person to be bound by the provisions of this Declaration of Trust, except that any such appointment or election in anticipation of a vacancy to occur by reason of retirement, resignation, or increase in number of Trustees to be effective at a later date shall become effective only at or after the effective date of said retirement, resignation, or increase in number of Trustees. As soon as any Trustee so appointed or elected shall have accepted such appointment or election and shall have agreed in writing to be bound by this Declaration of Trust and the appointment or election is effective, the Trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to replace those no longer serving, the Trust’s Investment Adviser is empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.

(g) Effect of Death, Resignation, etc. The death, resignation, retirement, removal, or incapacity of the Trustees, or any one of them, shall not operate to annul or terminate the Trust or to revoke or terminate any existing agency or contract created or entered into pursuant to the terms of this Declaration of Trust.

(h) No Accounting. Except to the extent required by the 1940 Act or under circumstances which would justify his removal for cause, no Person ceasing to be a Trustee as a result of his death, resignation, retirement, removal or incapacity (nor the estate of any such Person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

Section 3.2. Powers of Trustees. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility and the purpose of the Trust. Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business and affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; they may as they consider appropriate elect and remove officers and appoint and terminate agents and consultants and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee, and may provide for the compensation of all of the foregoing; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including without implied limitation an executive committee, which may, when the Trustees are not in session and subject to the 1940 Act, exercise some or all of the power and authority of the Trustees as the Trustees may determine; in accordance with Section 3.3 they may appoint an advisory board, the members of which shall not be Trustees and need not be Shareholders; they may employ one or more advisers, administrators, depositories and custodians of the assets of the Trust and may authorize such depository or custodian to employ subcustodians or agents and to deposit all or any part of such assets in a system or systems for the central handling of securities and debt instruments, retain transfer, dividend, accounting or Shareholder servicing agents or any of the foregoing, provide for the distribution of Shares by the Trust through one or more distributors, Principal Underwriters or otherwise, set record dates or times for the determination of Shareholders or certain of them with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter; they may compensate or provide for the compensation of the Trustees, officers, advisers, administrators, custodians, other agents, consultants and employees of the Trust or the Trustees on such terms as they deem appropriate; and in general they may delegate to any officer of the Trust, to any committee of the Trustees and to any employee, adviser, administrator, distributor, Principal Underwriter, depository, custodian, transfer and dividend disbursing agent, or any other agent or consultant of the Trust such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust, including without implied limitation the power and authority to act in the name of the Trust and of the Trustees, to sign documents and to act as attorney-in-fact for the Trustees.

Without limiting the foregoing and to the extent not inconsistent with the 1940 Act or other applicable law, the Trustees shall have power and authority:

(a) Investments. To invest and reinvest cash, securities, options, futures contracts, options on futures contracts and other property, and to hold cash or other property uninvested without in any event being bound or limited by any present or future law or custom in regard to investments by trustees;

(b) Disposition of Assets. To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

(c) Ownership Powers. To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities, debt instruments or property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities, debt instruments or property as the Trustees shall deem proper;

(d) Subscription. To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities, debt instruments or other assets;

(e) Form of Holding. To hold any security, debt instrument or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, subcustodian or other depository or a nominee or nominees or otherwise;

(f) Reorganization, etc. To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or debt instrument of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security or debt instrument held in the Trust;

(g) Voting Trusts, etc. To join with other holders of any securities or debt instruments in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security or debt instrument with, or transfer any security or debt instrument to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security or debt instrument (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;

(h) Compromise. To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

(i) Partnerships, etc. To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(j) Borrowing and Security. To borrow funds, securities or other assets and to mortgage and pledge the assets of the Trust or any part thereof to secure obligations arising in connection with such borrowing;

(k) Guarantees, etc. To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust Property or any part thereof to secure any of or all such obligations or obligations incurred pursuant to subparagraph (j) hereof;

(l) Insurance. To purchase and pay for, entirely out of Trust Property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, Principal Underwriters, officers, employees, agents, consultants, investment advisers, managers, administrators, distributors, or independent contractors, or any thereof (or any Person connected therewith), of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person, Shareholder, Trustee, Principal Underwriter, officer, employee, agent, investment adviser, manager, or independent contractor in any such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against such liability;

(m) Pensions, etc. To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust; and

(n) To engage in any other lawful act or activity in which a statutory trust organized under the DSTA may engage subject to the requirements of the 1940 Act.

Except as otherwise provided by the 1940 Act or other applicable law, this Declaration of Trust or the By-Laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum, consisting of at least a majority of the Trustees then in office, being present), within or outside of the State of Delaware, including any meeting held by means of a conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in Person at a meeting, or by written consents of a majority of the Trustees then in office (or such larger or different number as may be required by the 1940 Act or other applicable law).

Section 3.3. Certain Contracts. Subject to compliance with the provisions of the 1940 Act, but notwithstanding any limitations of present and future law or custom in regard to delegation of powers by trustees generally, the Trustees may, at any time and from time to time and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships, other type of organizations, or individuals (“Contracting Party”) to provide for the performance and assumption of some or all of the following services, duties and responsibilities to, for or of the Trust and/or the Trustees, and to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth below as the Trustees may determine appropriate:

(a) Advisory. Subject to the general supervision of the Trustees and in conformity with the stated policy of the Trustees with respect to the investments of the Trust or of the assets belonging to any Series of Shares of the Trust (as that phrase is defined in Section 4.2(a)), to manage such investments and assets, make investment decisions with respect thereto, and to place purchase and sale orders for portfolio transactions relating to such investments and assets;

(b) Administration. Subject to the general supervision of the Trustees and in conformity with any policies of the Trustees with respect to the operations of the Trust, to supervise all or any part of the operations of the Trust, and to provide all or any part of the administrative and clerical Personnel, office space and office equipment and services appropriate for the efficient administration and operations of the Trust;

(c) Distribution. To distribute the Shares of the Trust, to be Principal Underwriter, placement agent, or Authorized Participant of such Shares, and/or to act as agent of the Trust in the sale of Shares and the acceptance or rejection of orders for the purchase of Shares;

(d) Custodian and Depository. To act as depository for and to maintain custody of the property of the Trust and accounting records in connection therewith;

(e) Transfer and Dividend Disbursing Agency. To maintain records of the ownership of outstanding Shares, the issuance and redemption and the transfer thereof, and to disburse any dividends declared by the Trustees and in accordance with the policies of the Trustees and/or the instructions of any particular Shareholder to reinvest any such dividends;

(f) Shareholder Servicing. To provide service with respect to the relationship of the Trust and its Shareholders, records with respect to Shareholders and their Shares, and similar matters; and

(g) Accounting. To handle all or any part of the accounting responsibilities, whether with respect to the Trust’s properties, Shareholders or otherwise.

The same Person may be the Contracting Party for some or all of the services, duties and responsibilities to, for and of the Trust and/or the Trustees, and the contracts with respect thereto may contain such terms interpretive of or in addition to the delineation of the services, duties and responsibilities provided for, including provisions that are not inconsistent with the 1940 Act relating to the standard of duty of and the rights to indemnification of the Contracting Party and others, as the Trustees may determine. Nothing herein shall preclude, prevent or limit the Trust or a Contracting Party from entering into subcontractual arrangements relative to any of the matters referred to in Sections 3.3(a) through (g) hereof.

Subject to the provisions of the 1940 Act, the fact that:

(i)	any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, Principal Underwriter or distributor or agent of or for any Contracting Party, or of or for any parent or affiliate of any Contracting Party or that the Contracting Party or any parent or affiliate thereof is a Shareholder or has an interest in the Trust, or that

(ii)	any Contracting Party may have a contract providing for the rendering of any similar services to one or more other corporations, trusts, associations, partnerships, limited partnerships or other organizations, or has other business or interests, shall not affect the validity of any contract for the performance and assumption of services, duties and responsibilities to, for or of the Trust and/or the Trustees or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders, provided that in the case of any relationship or interest referred to in the preceding clause (i) on the part of any Trustee or officer of the Trust either (l) the material facts as to such relationship or interest have been disclosed to or are known by the Trustees not having any such relationship or interest and the contract involved is approved in good faith reasonably justified by such facts by a majority of such Trustees not having any such relationship or interest (even though such unrelated or disinterested Trustees are less than a quorum of all of the Trustees), (2) the material facts as to such relationship or interest and as to the contract have been disclosed to or are known by the Shareholders not having such relationship or interest and who are entitled to vote thereon and the contract involved is specifically approved in good faith by majority vote of such Shareholders, or (3) the specific contract involved is fair to the Trust as of the time it is authorized, approved or ratified by the Trustees or by such Shareholders.

Section 3.4. Payment of Trust Expenses and Compensation of Trustees. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Series and Classes that may be established and designated pursuant to Article IV, as the Trustees deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, employees, investment adviser, administrator, distributor, Principal Underwriter, auditor, counsel, depository, custodian, transfer agent, dividend disbursing agent, accounting agent, Shareholder servicing agent, and such other agents, consultants, and independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur. Without limiting the generality of any other provision hereof, the Trustees shall be entitled to reasonable compensation from the Trust for their services as Trustees and may fix the amount of such compensation.

Section 3.5. Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trustees.

ARTICLE IV

SHARES

Section 4.1. Description of Shares. The beneficial interest in the Trust shall be divided into Shares, all without par value, as the Trustees may, without Shareholder approval, authorize. The Trustees shall have the authority from time to time to issue or reissue Shares in one or more Series of Shares (including without limitation each Series specifically established and designated in Section 4.2 and each Series designated to operate as an exchange traded fund), as they deem necessary or desirable, to establish and designate such Series, and to fix and determine the relative rights and preferences as between the different Series of Shares as to right of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the several Series shall have separate voting rights or no voting rights and as are not inconsistent with any provision of this Declaration of Trust. The Trustees may from time to time divide or combine the Shares of any Series or Class into a greater or lesser number without thereby changing the proportionate beneficial interests in the series or class. Notwithstanding anything contained herein to the contrary, the Trustees may in their sole discretion determine to issue Shares of any Series or Class only in lots of such aggregate number of Shares as shall be determined by the Trustees, to be called creation units or such other term as the Trustees shall determine (as so defined, “Creation Units”), and in connection with the issuance of such Creation Units, to charge such transaction fees or other fees as the Trustees shall determine, provided however that the Trustees may from time to time, in their sole discretion determine to alter the number of Shares constituting a Creation Unit. If the Trust or any Series relies on Rule 6c-11 under the 1940 Act, the Trust or such Series shall be treated as issuing a “redeemable security” within the meaning of Section 2(a)(32) of the 1940 Act, even though its Shares generally cannot be redeemed except in Creation Unit aggregations.

The Shares of each Series may be issued or reissued from time to time in one or more Classes, as determined by the Board of Trustees pursuant to resolution. Each Share of a series shall represent an equal proportionate interest in the Series with each other Share of the Series. Each Class shall be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number or title. All Shares within a Class shall be alike in every particular. All Shares of each Series shall be of equal rank and have the same powers, preferences and rights, and shall be subject to the same qualifications, limitations and restrictions without distinction between the shares of different Classes thereof, except with respect to such differences among such Classes, as the Board of Trustees shall from time to time determine to be necessary or desirable, including without limitation differences in expenses, in voting rights and in the rate or rates of dividends or distributions. The Board of Trustees may from time to time increase the number of Shares allocated to any Class already created by providing that any unissued Shares of the applicable Series shall constitute part of such Class, or may decrease the number of Shares allocated to any Class already created by providing that any unissued Shares previously assigned to such Class shall no longer constitute part thereof. The Board of Trustees is hereby empowered to classify or reclassify from time to time any unissued Shares of each Series by fixing or altering the terms thereof and by assigning such unissued shares to an existing or newly created Class. Notwithstanding anything to the contrary in this paragraph the Board of Trustees is hereby empowered (i) to redesignate any issued Shares of any Series by assigning a distinguishing letter, number or title to such shares and (ii) to reclassify all or any part of the issued Shares of any Series to make them part of an existing or newly created Class.

The number of authorized Shares and the number of Shares of each Series and Class that may be issued is unlimited, and the Trustees may issue Shares of any Series or Class for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be fully paid and non-assessable (but may be subject to mandatory contribution back to the Trust as provided in Section 4.2(h)). The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or Class into one or more Series or Classes that may be established and designated from time to time. The Trustees may hold as treasury Shares (of the same or some other Series), reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Series or Class reacquired by the Trust.

The Trustees may, subject to the requirements of the 1940 Act, authorize and issue such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including preferred interests, debt securities or other senior securities; provided, however, that issuance of any such securities shall comply with Section 18 of the 1940 Act and any rules or orders of the Commission thereunder.

The Trustees may from time to time close the transfer books or establish record dates and times for the purposes of determining the holders of Shares entitled to be treated as such, to the extent provided or referred to in Section 5.3.

Any Trustee, officer or other agent of the Trust, and any organization in which any such Person is interested may acquire, own, hold and dispose of Shares to the same extent as if such Person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares from any such Person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares generally.

Section 4.2. Establishment and Designation of Series or Classes. The establishment and designation of any Series or Class of Shares shall be effective upon the resolution by a majority of the then Board of Trustees, adopting a resolution which sets forth such establishment and designation and the relative rights and preferences of such Series or class. Each such resolution shall be incorporated herein by reference upon adoption.

Each Series shall be separate and distinct from any other Series and shall maintain separate and distinct records on the books of the Trust, and the assets and liabilities belonging to any such Series shall be held and accounted for separately from the assets and liabilities of the Trust or any other Series.

Shares of each Series or class established pursuant to this Section 4.2, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences:

(a) Assets Belonging to Series. Any portion of the Trust Property allocated to a particular Series or Class, and all consideration received by the Trust for the issuance or sale of Shares of a particular Series or Class, together with all assets in which such consideration is invested or reinvested, all interest, dividends, income, earnings, profits and gains therefrom, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series or Class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust, and Shareholders of such Series or Class shall not have, and shall be conclusively deemed to have waived, any claims to the assets of any Series or Class of which they are not Shareholders. Such consideration, assets, interests, dividends, income, earnings, profits, gains and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to that Series or Class as provided in the following sentence, are herein referred to as “assets belonging to” that Series or Class. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series or Class (collectively “General Items”), the Trustees shall allocate such General Items to and among any one or more of the Series or Classes established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to a particular Series or Class shall belong to that Series or Class. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series and Classes for all purposes.

The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

(b) Liabilities Belonging to Series. The assets belonging to each particular Series and Class thereof shall be charged with the liabilities with respect of that Series or Class and all expenses, costs, charges and reserves attributable to that Series or Class, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees to and among any one or more of the Series and Classes established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, indebtedness, expenses, costs, charges and reserves allocated and so charged to a Series or Class are herein referred to as “liabilities belonging to” that Series or Class and shall be payable solely out of the assets of that Series or Class. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

Without limitation of the foregoing provisions of this Section 4.2(b), but subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series or Class shall be enforceable against the assets belonging to such Series or Class only, and not against the assets of the Trust generally or any other Series or Class. Notice of this limitation on inter-Series or Class liabilities shall be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the DSTA, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the DSTA relating to limitations on inter-Series or Class liabilities (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series or Class. Any Person extending credit to, contracting with or having any claim against the Trust with respect to a particular Series or Class may satisfy or enforce any debt, liability, obligation or expense incurred, contracted for or otherwise existing with respect to that Series or Class from the assets of that Series or Class only. No Shareholder or former Shareholder of any Series or Class shall have a claim on or any right to any assets allocated or belonging to any other Series or Class.

(c) Dividends. Dividends and distributions on Shares of a particular Series may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that Series, from such of the estimated income and capital gains, accrued or realized, from the assets belonging to that Series, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series. All dividends and distributions on Shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of Shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder’s purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure, and except that if Classes have been established for any Series, the rate of dividends or distributions may vary among such Class pursuant to resolution, which may be a standing resolution, of the Board of Trustees. Such dividends and distributions may be made in cash or Shares or a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value (“NAV”) thereof as determined in accordance with Section 4.2(h).

The Trust intends to qualify each Series as a “regulated investment company” under the Internal Revenue Code of 1986 (the “Code”), as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder. Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books of the Trust, the Board of Trustees shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Trustees, to enable each Series to qualify as a regulated investment company and to avoid liability of the Series for federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Trustees to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of each Series for such tax.

No dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any series) with respect to, nor any redemption or repurchase of, the Shares of any series (or of any class) shall be effected by the Trust other than from the assets of such series (or of the series of which such class is a part).

(d) Liquidation. In event of the liquidation or dissolution of any Series or Class of the Trust, the Shareholders of each such Series or Class shall be entitled to receive, as a Series or Class, when and as declared by the Trustees, the excess of the assets belonging to that Series or Class over the liabilities belonging to that Series or Class. The assets so distributable to the Shareholders of any particular Series or Class shall be distributed among such Shareholders in proportion to the number of Shares of that Series or Class held by them and recorded on the books of the Trust. The liquidation of any particular Series or Class may be authorized by vote of a majority of the Trustees then in office.

(e) Voting. All Shares shall have “equal voting rights” as such term is defined in the Investment Company Act of 1940 and except as otherwise provided by that Act or rules, regulations or orders promulgated thereunder. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. Notwithstanding any other provision of this Declaration of Trust, on any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall be voted in the aggregate as a single class without regard to Series or Class except (1) when required by the 1940 Act or when the Trustees shall have determined that the matter affects one or more Series or Classes materially differently, Shares shall be voted by individual Series or Class; and (2) when the Trustees have determined that the matter affects only the interests of one or more Series or Classes, then only Shareholders of such Series or Classes shall be entitled to vote thereon.

(f) Redemption by Shareholder. Each holder of Shares of a particular Series or Class, including Authorized Participants, shall have the right at such times as may be permitted by the Trust to require the Trust to redeem all or any part of his Shares of that Series or Class at a redemption price equal to the NAV per Share of that Series or Class next determined in accordance with Section 4.2(h) after the Shares are properly tendered for redemption; provided however, that if the Trustees determine, pursuant to Section 4.2(h) hereof, to issue Shares of any Series or Class in Creation Units, then only Shares of such Series or Class aggregating a Creation Unit shall be redeemable hereunder, and unless the Trustees otherwise determine, there shall be no redemption of partial or fractional Creation Units. Payment of the redemption price shall be in cash or wholly or partly in securities or other assets belonging to the Series or Class of which the Shares being redeemed are part at the value of such securities or assets used in such determination of NAV.

Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares of any Series to require the Trust to redeem Shares of that Series during any period or at any time when and to the extent permissible under the 1940 Act, and such redemption is conditioned upon the Trust having funds or property legally available therefor.

(g) Redemption by Trust. Each Share of each Series or Class that has been established and designated is subject to redemption by the Trust at the redemption price which would be applicable if such Share was then being redeemed by the Shareholder pursuant to Section 4.2(f) (i) at any time, if the Trustees determine in their sole discretion that failure to so redeem may have materially adverse consequences to all or any of the holders of the Shares, or any Series or Class thereof, of the Trust, or (ii) upon such other conditions as may from time to time be determined by the Trustees and set forth in the then current Prospectus of the Trust with respect to maintenance of Shareholder accounts of a minimum amount. Upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

(h) Net Asset Value. The NAV per Share of any Series or Class shall be the quotient obtained by dividing the value of the net assets of that Series or Class (being the value of the assets belonging to that Series or Class less the liabilities belonging to that Series or Class) by the total number of Shares of that Series or Class outstanding, all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time. NAV shall be determined separately for each Class of a Series.

The Trustees, or any officer or officers or agent of the Trust designated for this purpose by the Trustees, may determine to maintain the NAV per Share of any Series or Class at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that Series or Class as dividends payable in additional Shares of that Series or Class at the designated constant dollar amount and for the handling of any losses attributable to that Series or Class. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the capital of the Trust attributable to that Series or Class his pro rata portion of the total number of Shares required to be canceled in order to permit the NAV per Share of that Series or Class to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Trust shall be deemed to have agreed, by investing in any Series with respect to which the Trustees shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

(i) Transfer. All Shares of each particular Series or Class shall be transferable, but transfers of Shares of a particular Series or Class will be recorded on the Share transfer records of the Trust applicable to that Series or Class only at such times as Shareholders shall have the right to require the Trust to redeem Shares of that Series or Class and at such other times as may be permitted by the Trustees; provided, that Shares of any Series organized as an exchange traded fund shall be transferrable on the exchange on which the exchange traded fund is listed and by Authorized Participants in Creation Units.

(j) Fractions. Any fractional Share of any Series or Class, if any such fractional Share is outstanding, shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust.

(k) Exchange Privilege. The Board of Trustees shall have the authority to provide that the holders of Shares of any Series or Class shall have the right to exchange said Shares for Shares of one or more other Series or Classes in accordance with such requirements and procedures as may be established by the Board of Trustees, and in accordance with the 1940 Act and the rules and regulations thereunder.

(l) Combination of Series. The Board of Trustees shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series into assets and liabilities held with respect to a single Series.

(m) Elimination of Series. At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Board of Trustees may by resolution of a majority of the then Board of Trustees abolish that Series or Class and rescind the establishment and designation thereof.

Section 4.3. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series and Class that has been established and designated. No certificates certifying the ownership of Shares need be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the use of facsimile signatures, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares of each Series and Class held from time to time by each such Shareholder.

Section 4.4. Investments in the Trust. The Trustees may accept investments in the Trust from such Persons and on such terms and for such consideration, not inconsistent with the provisions of the 1940 Act, as they from time to time authorize. The Trustees may authorize any distributor, Principal Underwriter, custodian, transfer agent or other Person to accept orders for the purchase of Shares that conform to such authorized terms and to reject any purchase orders for Shares whether or not conforming to such authorized terms.

Section 4.5. Listing on Stock Exchange. Shares may be listed on a major stock exchange pursuant to such exchange’s rules and regulations.

Section 4.6. No Preemptive Rights. Shareholders shall have no preemptive or other right to receive, purchase or subscribe for any additional Shares or other securities issued by the Trust. No action may be brought by a Shareholder on behalf of the Trust unless a prior demand regarding such matter has been made on the Trustees and Shareholders of the Trust.

Section 4.7. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be Personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind Personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time Personally agree to pay.

ARTICLE V

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Section 5.1. Voting Powers. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Section 3.1, (ii) with respect to any contract with a Contracting Party as provided in Section 3.3 as to which Shareholder approval is required by the 1940 Act, (iii) with respect to any merger or reorganization of the Trust or any Series to the extent and as provided in Sections 8.2 and 8.3, (iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in Section 8.4, (v) to the same extent as the stockholders of a Delaware business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vi) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. There shall be no cumulative voting in the election of any Trustee or Trustees. Shares may be voted in Person or by proxy. A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are then issued and outstanding, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by Shareholders.

Section 5.2. Meetings. Meetings (including meetings involving only the holders of Shares of one or more but less than all Series or Classes) of Shareholders may be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder at the Shareholder’s address as it appears on the records of the Trust. If the Trustees shall fail to call or give notice of any meeting of Shareholders (including a meeting involving only the holders of Shares of one or more but less than all Series or Classes) for a period of 30 days after written application by Shareholders holding at least 25% of the Shares then outstanding requesting a meeting be called for any other purpose requiring action by the Shareholders as provided herein or in the By-Laws, then Shareholders holding at least 25% of the Shares then outstanding may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees.

Section 5.3. Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books the Trustees may fix a date and time not more than 180 days prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such other action, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or (subject to any provisions permissible under Section 4.2(c) with respect to dividends or distributions on Shares that have not been ordered and/or paid for by the time or times established by the Trustees under the applicable dividend or distribution program or procedure then in effect) to be treated as a Shareholder of record for purposes of such other action, even though the shareholder has since that date and time disposed of its Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

Section 5.4. Quorum and Required Vote. Subject to the provisions of the 1940 Act and other applicable law, one-third of Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders’ meeting, except that where any provision of law or of this Declaration of Trust permits or requires that holders of any Series or Class thereof shall vote as a Series or Class, then subject to the provisions of the 1940 Act and other applicable law, one-third of the aggregate number of Shares of that Series or Class thereof entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series or Class. The vote of a majority of shares present, with or without a quorum, shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a different vote is required or permitted by any provision of this Declaration of Trust, the By-Laws or any provision of law, a majority of the Shares voted, at a meeting at which a quorum is present, shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any Series or Class shall vote as a Series or Class, then a majority of the Shares of that Series or Class voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that Series or Class is concerned.

Section 5.5. Action by Written Consent. Subject to the provisions of the 1940 Act and other applicable law, any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such other proportion thereof as shall be required by the 1940 Act or by any express provision of this Declaration of Trust or the By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 5.6. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted stockholders of a Delaware corporation under the general corporation law of the State of Delaware.

Section 5.7. Additional Provisions. The By-Laws may include further provisions for Shareholders’ votes and meetings and related matters not inconsistent with the provisions hereof.

ARTICLE VI

CUSTODIAN

Section 6.1. Appointment and Duties. The Trustees shall at all times employ a bank, a company that is a member of a national securities exchange, or a trust company, each having capital, surplus and undivided profits of at least two million dollars ($2,000,000) as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By Laws of the Trust:

(a) To hold the securities owned by the Trust and deliver the same upon written order or oral order confirmed in writing, or by such electro-mechanical or electronic devices as are agreed to by the Trust and the custodian, if such procedures have been authorized in writing by the Trust;

(b) To receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;

(c) To disburse such funds upon orders or vouchers;

and the Trust may also employ such custodian as its agent:

(d) To keep the books and accounts of the Trust or of any Series or class and furnish clerical and accounting services; and

(e) To compute, if authorized to do so by the Trustees, the NAV of any Series, or class thereof, in accordance with the provisions hereof; all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank, a company that is a member of a national securities exchange, or a trust company organized under the laws of the United States or one of the states thereof and having capital, surplus and undivided profits of at least two million dollars ($2,000,000) or such other Person as may be permitted by the commission, or otherwise in accordance with the 1940 Act.

Section 6.2. Central Certificate System. Subject to such rules, regulations and order as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as amended, or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issue deposited within the system are treated as fungible and maybe transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodians, subcustodians, or other agents.

ARTICLE VII

LIMITATION OF LIABILITY; INDEMNIFICATION

Section 7.1. Trustees, Shareholders, etc. Not Personally Liable; Notice. All Persons extending credit to, contracting with or having any claim against any Series of the Trust (or the Trust on behalf of any Series) shall look only to the assets of that Series for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be Personally liable therefor. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only by or for the Trust or the Trustees and not Personally. Nothing in this Declaration of Trust shall protect any Trustee or officer against any liability to the Trust or the Shareholders to which such Trustee or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or of such officer.

Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that this Declaration of Trust is on file with the Secretary of the State of Delaware pursuant to the DSTA, and shall recite to the effect that the same was executed or made by or on behalf of the Trust or by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recital as they may deem appropriate, but the omission thereof shall not operate to bind any Trustee, officer or Shareholder individually.

Section 7.2. Trustee’s Good Faith Action; Expert Advice; No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing, (a) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrator, distributor or Principal Underwriter, custodian or transfer, dividend disbursing, Shareholder servicing or accounting agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee; (b) the Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (c) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a Contracting Party appointed by the Trustees pursuant to Section 3.3. The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties.

Section 7.3. Indemnification of Shareholders. In case any Shareholder or former Shareholder shall be charged or held to be Personally liable for any obligation or liability of the Trust solely by reason of being or having been a Shareholder and not because of such Shareholder’s acts or omissions or for some other reason, the Trust (upon proper and timely request by the Shareholder) shall assume the defense against such charge and satisfy any judgment thereon, and the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust estate to be held harmless from and indemnified against all loss and expense arising from such liability, but only out of the assets of the particular series of Shares of which they are or were a Shareholder; provided that, in the event the Trust shall consist of more than one Series, Shareholders of a particular Series that are faced with claims or liabilities solely by reason of their status as Shareholders of that Series shall be limited to the assets of that Series for recovery of such loss and related expenses. The rights accruing to a Shareholder under this Section 7.3 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

Section 7.4. Indemnification of Trustees, Officers, etc. Subject to and except as otherwise provided in the Securities Act of 1933, as amended, and the 1940 Act, the Trust shall indemnify each of its past, present and future Trustees and officers (including Persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (hereinafter referred to as a “Covered Person”) against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants’ and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer, director or trustee, and except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.

Section 7.5. Advances of Expenses. The Trust shall advance attorneys’ fees or other expenses incurred by a Covered Person in defending a proceeding to the full extent permitted by the Securities Act of 1933, as amended, the 1940 Act, and applicable Delaware law.

Section 7.6. Indemnification Not Exclusive, etc. The right of indemnification provided by this Article VII shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article VII, “Covered Person” shall include such Person’s heirs, executors and administrators. Nothing contained in this article shall affect any rights to indemnification to which Personnel of the Trust, other than Trustees and officers, and other Persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such Person.

Section 7.7. Liability of Third Persons Dealing with Trustees. No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 7.8. Derivative Actions and Appraisal of Rights. Shareholders shall not, as Shareholders, have any right to acquire, purchase or subscribe for any Shares or other securities of the Trust that it may hereafter issue or sell, other than such right, if any, as the Trustees in their discretion may determine. Shareholders shall have no appraisal rights with respect to their Shares and, except as otherwise determined by resolution of either the Trustees or President in their sole discretion, shall have no exchange or conversion rights with respect to their Shares. No action may be brought by a Shareholder on behalf of the Trust unless: (1) Shareholders owning no less than a majority of the then outstanding Shares, or Series or Class thereof, join in the bringing of such action; (2) the Trustees by a majority vote approve bringing of such action; or (3) the President approves the bringing of such action. A Shareholder shall not be entitled to participate in a derivative or class action lawsuit on behalf of any other Series or any other Class or on behalf of the Shareholders in any other Series or any other Class of the Trust than the Series or Class of Shares owned by such Shareholder.

Section 7.9. Fiduciary Duties. To the extent that, at law or equity, a Trustee or officer of the Trust has fiduciary duties or liabilities related thereto to the Trust, Shareholders or any other person, such Trustee or officer shall not be liable for their good faith reliance upon this Declaration of Trust. No Trustee or officer who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust shall have any duty to communicate or offer such opportunity to the Trust and such person shall not be liable to the Trust, Shareholders or any other person for breach of any fiduciary or other duty by reason of the fact that such person pursues or acquires such opportunity, directs such opportunity to another person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Shareholders shall have any rights or obligations by virtue of this Declaration of Trust or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Duration and Termination of Trust. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by a majority of the Trustees then in office.

Upon termination of the Trust (or a particular Series, as the case may be), the Trustees shall (in accordance with Section 3808 of the DSTA) pay or make reasonable provision to pay all claims and obligations of each series (or the particular Series, as the case may be), including all contingent, conditional or unmatured claims and obligations known to the Trust, and all claims and obligations which are known to the Trust but for which the identity of the claimant is unknown. If there are sufficient assets held with respect to each Series of the Trust (or the particular Series, as the case may be), such claims and obligations shall be paid in full and any such provisions for payment shall be made in full. If there are insufficient assets held with respect to each Series of the Trust (or the particular Series, as the case may be), such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor. Any remaining assets (including without limitation, cash, securities, or any combination thereof) held with respect to each Series of the Trust (or the particular Series, as the case may be) shall be distributed to the Shareholders of such Series, ratably according to the number of Shares of such Series held by the several Shareholders on the record date for such termination distribution.

Section 8.2. Merger and Consolidation; Conversion.

(a) Merger and Consolidation. Pursuant to an agreement of merger or consolidation, the Trust, or any one or more Series, may, by act of a majority of the Board of Trustees, merge or consolidate with or into one or more trusts or other business entities formed or organized or existing under the laws of the State of Delaware or any other state or the United States or any foreign country or other foreign jurisdiction. Any such merger or consolidation shall not require the vote of the Shareholders affected thereby, unless such vote is required by the 1940 Act, or unless such merger or consolidation would result in an amendment of this Declaration of Trust, which would otherwise require the approval of such Shareholders. In accordance with Section 3815(f) of the DSTA, an agreement of merger or consolidation may affect any amendment to this Declaration of Trust or the By Laws or affect the adoption of a new declaration of trust or by laws of the Trust if the Trust is the surviving or resulting trust. Upon completion of the merger or consolidation, the Trustees shall file a certificate of merger or consolidation in accordance with Section 3810 of the DSTA.

(b) Conversion. A majority of the Board of Trustees may, without the vote or consent of the Shareholders, cause (i) the Trust to convert to a common-law trust, a general partnership, limited partnership or a limited liability company organized, formed or created under the laws of the State of Delaware as permitted pursuant to Section 3821 of the DSTA; (ii) the Shares of the Trust or any Series to be converted into beneficial interests in another trust (or series thereof) created pursuant to this Section 8 of this Article VIII, or (iii) the shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; provided, however, that if required by the 1940 Act, no such statutory conversion, Share conversion or Share exchange shall be effective unless the terms of such transaction shall first have been approved at a meeting called for that purpose by the “vote of a majority of the outstanding voting securities,” as such phrase is defined in the 1940 Act, of the Trust or Series, as applicable; provided further, that in all respects not governed by statute or applicable law, the Board of Trustees shall have the power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Series into beneficial interests in such separate trust or trusts (or series thereof).

Section 8.3. Reorganization. A majority of the Board of Trustees may cause the Trust to sell, convey and transfer all or substantially all of the assets of the Trust, or all of substantially all of the assets associated with any one or more Series, to another trust, business trust, partnership, limited partnership, limited liability company, association or corporation organized under the laws of any state, or to one or more separate series thereof, or to the Trust to be held as assets associated with one or more other Series of the Trust, in exchange for cash, shares or other securities (including, without limitation, in the case of a transfer to another Series of the Trust, Shares of such other Series) with such transfer either (a) being made subject to, or with the assumption by the transferee of, the liabilities associated with each Series the assets of which are so transferred, or (b) not being made subject to, or not with the assumption of, such liabilities; provided however, that if required by the 1940 Act, no assets associated with any particular Series shall be sold, conveyed or transferred unless the terms of such transaction shall first have been approved at a meeting called for that purpose by the “vote of a majority of the outstanding voting securities,” as such phrase is defined in the 1940 Act, of that series. Following such sale, conveyance and transfer, the Board of Trustees shall distribute such cash, shares or other securities (giving due effect to the assets and liabilities associated with and any other differences among the various Series the assets associated with which have be so been sold, conveyed and transferred) ratably among the Shareholders of the Series the assets associated with which have been so sold, conveyed and transferred (giving due effect to the differences among the various classes within each such Series); and if all of the assets of the Trust have been so sold, conveyed and transferred, the Trust shall be terminated.

Section 8.4. Amendments. All rights granted to the Shareholders under this Declaration of Trust are granted subject to the reservation of the right to amend this Declaration of Trust as herein provided; however, that no amendment shall repeal the limitations on Personal liability of any Shareholder or Trustee or repeal the prohibition of assessment upon the Shareholders without the express consent of each Shareholder or Trustee involved. Subject to the foregoing, the provisions of this Declaration of Trust (whether or not related to the rights of Shareholders) may be amended at any time so long as such amendment does not adversely affect the rights of any Shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the 1940 Act, by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to the vote of a majority of such Trustees). Except as provided in the first sentence of this Section 8.4, any amendment to this Declaration of Trust that adversely affects the rights of Shareholders may be adopted at any time by an instrument signed in writing by a majority of the then Trustees (or by an officer of the Trust pursuant to the vote of a majority of such Trustees) when authorized to do so by the vote in accordance with Section 4.2(e) of Shareholders holding a majority of the Shares entitled to vote; (a “Majority Shareholder Vote”); provided, however, than an amendment that shall affect the Shareholders of one or more Series (or of one or more Classes), but not the Shareholders of all outstanding Series (or Classes), shall be authorized by a Majority Shareholder Vote of each Series (or Class, as the case may be) affected, and no vote of a Series (or Class) not affected shall be required. Subject to the foregoing, any such amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument and of a certificate (which may be a part of such instrument) executed by a Trustee or officer to the effect that such amendment has been duly adopted. Copies of the amendment to this Declaration of Trust shall be filed as specified in Section 8.5. A restated Declaration of Trust, integrating into a single instrument all of the provisions of the Declaration of Trust which are then in effect and operative, may be executed from time to time by a majority of the then Trustees (or by an officer of the Trust pursuant to the vote of a majority of such Trustees) and shall be effective upon filing as specified in Section 8.5.

Section 8.5. Filing of Copies; References; Headings. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of the State of Delaware, as well as any other governmental office where such filing may from time to time be required, but the failure to make any such filing shall not impair the effectiveness of this instrument or any such amendment. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made, as to the identities of the Trustees and officers, and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like “herein”, “hereof” and “hereunder” shall be deemed to refer to this instrument as a whole as the same may be amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Section 8.6. Applicable Law. This Trust is a Delaware statutory trust, and it is created under and is to be governed by and construed and administered according to the laws of the State of Delaware and the applicable provisions of the 1940 Act and the Code, as the same may be amended from time to time, but the reference to said Corporation Law is not intended to give the Trust, the Trustees, the Shareholders or any other Person any right, power, authority or responsibility available only to or in connection with an entity organized in corporate form. The Trust shall be a Delaware statutory trust pursuant to the DSTA, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

Section 8.7. Provisions in Conflict with Law or Regulations.

(a) The provisions of this Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the Code, the DSTA, or with other applicable laws and regulations, the conflicting provision shall be deemed not to have constituted a part of this Declaration of Trust from the time when such provisions became inconsistent with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

Section 8.8. Statutory Trust Only. It is the intention of the Trustees to create a statutory trust pursuant to the DSTA, and thereby to create the relationship of trustee and beneficial owners within the meaning of the DSTA between the Trustees and each Shareholder. It is not the intention of the Trustees to create a general or limited partnership, limited liability company, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the DSTA. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 8.9. Fiscal Year. The fiscal year of the Trust shall end on a specified date as set forth in the By Laws, provided however, that the Trustees may, without Shareholder approval, change the fiscal year of the Trust.

IN WITNESS WHEREOF, the undersigned has hereunto set his/her hand for herself and his/her assigns, as of the day and year first above written.

/s/ Gary Anderson
Gary Anderson, Sole Trustee